Exhibit 99.1

FOR IMMEDIATE RELEASE

February 27, 2023

CONTACT:	Steve Filton
Chief Financial Officer
610-768-3300

UNIVERSAL HEALTH SERVICES, INC.

ANNOUNCES 2022 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

AND 2023 FULL YEAR EARNINGS GUIDANCE

Consolidated Results of Operations, As Reported and As Adjusted – Three-month periods ended December 31, 2022 and 2021:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $174.8 million, or $2.43 per diluted share, during the fourth quarter of 2022, as compared to $239.1 million, or $3.00 per diluted share, during the fourth quarter of 2021. Net revenues increased by 5.2% to $3.447 billion during the fourth quarter of 2022, as compared to $3.275 billion during the fourth quarter of 2021.

As reflected on the Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), our adjusted net income attributable to UHS during the fourth quarter of 2022, was $217.1 million, or $3.02 per diluted share, as compared to $235.1 million, or $2.95 per diluted share, during the fourth quarter of 2021.

Included in our reported and adjusted net income attributable to UHS during the fourth quarter of 2022, was an aggregate favorable after-tax impact of approximately $19.6 million, or $.27 per diluted share, recorded in connection with $26.0 million of commercial insurance proceeds received during the quarter in connection with the following: (i) $15.7 million related to a business interruption and property damage claim at one of our behavioral health care facilities, and; (ii) $10.3 million related to a previously incurred information technology incident.

Included in our reported and adjusted net income attributable to UHS during the fourth quarter of 2021, was a net favorable after-tax impact of approximately $26.2 million, or $.33 per diluted share, resulting from approximately $34 million of revenues recorded during the fourth quarter of 2021 in connection with the Kentucky Medicaid managed care hospital rate increase program (covering the period of July 1, 2021 to December 31, 2021).

As reflected on the Supplemental Schedule, included in our reported results during the fourth quarter of 2022, was a net aggregate unfavorable after-tax impact of $42.3 million, or $.59 per diluted share, consisting of the following: (i) a $44.1 million, or $.61 per diluted share, provision for asset impairment ($57.6 million pre-tax which is included in other operating expenses) recorded to write-down the asset value of an acute care hospital located in Las Vegas, Nevada, as discussed below in Provision for Asset Impairment, and; (ii) a $1.8 million, or $.02 per diluted share, unrealized gain ($2.3 million pre-tax which is included in “Other (income) expense, net”), resulting from an increase in the market value of certain equity securities.

As reflected on the Supplemental Schedule, included in our reported results during the fourth quarter of 2021, was a net aggregate favorable after-tax impact of $4.0 million, or $.05 per diluted share, consisting primarily of an after-tax unrealized gain of $4.1 million, or $.05 per diluted share, ($5.4 million pre-tax which is included in “Other (income) expense, net”), resulting from an increase in the market value of certain equity securities.

As calculated on the attached Supplemental Schedule, our earnings before interest, taxes, depreciation & amortization (“EBITDA net of NCI”, NCI is net income attributable to noncontrolling interests), was $419.0 million during the fourth quarter of 2022, as compared to $464.5 million during the fourth quarter of 2021. Our adjusted earnings before interest, taxes, depreciation & amortization (“Adjusted EBITDA net of NCI”), which excludes the impact of the provision for asset impairment and other (income) expense, net, was $471.7 million during the fourth quarter of 2022, as compared to $452.2 million during the fourth quarter of 2021.

Consolidated Results of Operations, As Reported and As Adjusted – Twelve-month periods ended December 31, 2022 and 2021:

Reported net income attributable to UHS was $675.6 million, or $9.14 per diluted share, during the full year of 2022, as compared to $991.6 million, or $11.82 per diluted share, during the full year of 2021. Net revenues increased by 6.0% to $13.399 billion during 2022, as compared to $12.642 billion during 2021.

Our reported and adjusted net income attributable to UHS during the twelve-month period ended December 31, 2021, included the following: (i) a favorable after-tax impact of $74.0 million, or $.88 per diluted share, resulting from approximately $97 million of revenues recorded during 2021 in connection with the Kentucky Medicaid managed care hospital rate increase program (covering the period of July 1, 2020 to December 31, 2021); (ii) an unfavorable after-tax impact of approximately $39.2 million, or $.47 per diluted share, resulting from a $52 million increase to our reserves for self-insured professional and general liability claims recorded during 2021, and; (iii) an aggregate favorable after-tax impact of $28.4 million, or $.34 per diluted share, resulting from aggregate commercial insurance proceeds of approximately $38 million recorded during 2021 in connection with a previously incurred information technology incident and the COVID-19 pandemic.

As reflected on the Supplemental Schedule, our adjusted net income attributable to UHS during the twelve-month period ended December 31, 2022, was $730.2 million, or $9.88 per diluted share, as compared to $991.7 million, or $11.82 per diluted share, during the twelve-month period ended December 31, 2021.

As reflected on the Supplemental Schedule, included in our reported results during the full year of 2022, was a net aggregate unfavorable after-tax impact of $54.6 million, or $.74 per diluted share, consisting of the following: (i) a $44.1 million, or $.60 per diluted share, provision for asset impairment ($57.6 million pre-tax which is included in other operating expenses), as discussed below in Provision for Asset Impairment, and; (ii) a $10.6 million, or $.14 per diluted share, unrealized loss ($13.8 million pre-tax which is included in “Other (income) expense, net”), resulting from a decrease in the market value of certain equity securities.

As reflected on the Supplemental Schedule, included in our reported results during the full year of 2021, were the following which, on a net aggregate basis, amounted to a de minimis amount: (i) an after-tax charge of $12.9 million, or $.15 per diluted share, ($16.8 million pre-tax which is included in “Other (income) expense, net”) recorded in connection with the costs related to extinguishment of debt resulting from various financing transactions completed during the third quarter of 2021; (ii) an after-tax unrealized gain of $10.4 million, or $.12 per diluted share, ($13.6 million pre-tax which is included in “Other (income) expense, net”) resulting from an increase in the market value of shares of certain equity securities, and; (iii) a favorable after-tax impact of $2.4 million, or $.03 per diluted share, resulting from ASU 2016-09, “Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting”.

As calculated on the attached Supplemental Schedule, our EBITDA net of NCI was $1.594 billion during the full year of 2022, as compared to $1.914 billion during the full year of 2021. Our Adjusted EBITDA net of NCI was $1.662 billion during the full year 2022, as compared to $1.900 billion during the 2021 full year.

Acute Care Services – Three and twelve-month periods ended December 31, 2022 and 2021:

During the fourth quarter of 2022, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) increased by 5.5% while adjusted patient days increased by 1.6%, as compared to the fourth quarter of 2021. At these facilities, during the fourth quarter of 2022, net revenue per adjusted admission decreased by 3.8% while net revenue per adjusted patient day decreased 0.2%, as compared to the fourth quarter of 2021. Net revenues generated from our acute care services on a same facility basis increased by 2.6% during the fourth quarter of 2022, as compared to the fourth quarter of 2021.

During the twelve-month period ended December 31, 2022, at our acute care hospitals on a same facility basis, adjusted admissions increased by 3.1% while adjusted patient days increased by 0.9%, as compared to the comparable twelve-month period of 2021. At these facilities, during the full year of 2022, net revenue per adjusted admission decreased by 0.3% while net revenue per adjusted patient day increased by 1.9%, as compared to the comparable twelve-month period of 2021. Net revenues generated from our acute care services on a same facility basis increased by 4.1% during the full year of 2022, as compared to 2021.

Behavioral Health Care Services – Three and twelve-month periods ended December 31, 2022 and 2021:

During the fourth quarter of 2022, at our behavioral health care facilities on a same facility basis, adjusted admissions increased by 0.7% while adjusted patient days increased by 2.0%, as compared to the fourth quarter of 2021. At these facilities, during the fourth quarter of 2022, net revenue per adjusted admission increased by 3.4% and net revenue per adjusted patient day increased by 2.2%, as compared to the fourth quarter of 2021. Net revenues generated from our behavioral health care services increased by 4.3% during the fourth quarter of 2022, as compared to the fourth quarter of 2021.

During the twelve-month period ended December 31, 2022, at our behavioral health care facilities on a same facility basis, adjusted admissions increased by 0.7% while adjusted patient days increased by 1.2%, as compared to the comparable twelve-month period of 2021. At these facilities, during the full year of 2022, net revenue per adjusted admission increased by 4.0% and net revenue per adjusted patient day increased by 3.5%, as compared to the comparable twelve-month period of 2021. Net revenues generated from our behavioral health care services increased by 4.2% during the full year of 2022, as compared to 2021.

Net Cash Provided by Operating Activities and Liquidity:

Net Cash Provided by Operating Activities:

During the twelve-month period ended December 31, 2022, our net cash provided by operating activities was $996 million as compared to $884 million during the twelve-month period of 2021. The $112 million net increase in our net cash provided by operating activities during 2022, as compared to 2021, was due to: (i) a favorable change of $695 million from the early return of Medicare accelerated payments which were received during 2020 and repaid during the first quarter of 2021; (ii) an unfavorable change of $249 million in accounts receivable due, in part, to increased receivables related to supplemental Medicaid programs in various states as well as amounts outstanding at December 31, 2022, related to facilities and businesses that were opened/acquired during the past year; (iii)an unfavorable change of $238 million resulting from a decrease in net income plus depreciation and amortization expense, stock-based compensation expense, gain/loss on sales of assets and businesses, costs related to extinguishment of debt and provision for asset impairments; (iv) an unfavorable change of $193 million from other working capital accounts due primarily to the timing of disbursements for accounts payable, accrued expenses and accrued compensation, as well as the payment during 2022, of a portion of the employer’s share of the 2020 Social Security taxes which were deferred pursuant to the CARES Act; (v) an unfavorable change of $62 million in accrued insurance expense, net of commercial premiums paid; (vi) a favorable change of $59 million in other assets and deferred charges; (vii) a favorable change of $25 million in accrued and deferred income taxes, and; (viii) $75 million of other combined net favorable changes.

Liquidity:

As of December 31, 2022, we had $886 million of aggregate available borrowing capacity pursuant to our $1.2 billion revolving credit facility, net of outstanding borrowings and letters of credit.

Stock Repurchase Program:

As of December 31, 2021, we had an aggregate remaining repurchase authorization of approximately $358 million pursuant to our stock repurchase program. In February of 2022, our Board of Directors authorized a $1.4 billion increase to the program. As of December 31, 2022, we had an aggregate available repurchase authorization of approximately $947 million.

Pursuant to the terms of our stock repurchase program, shares of our Class B Common Stock may be repurchased, from time to time as conditions allow, on the open market or in negotiated private transactions. During the fourth quarter of 2022, we have repurchased 812,141 shares at an aggregate cost of approximately $107.2 million (approximately $132 per share) pursuant to the program. During the full year of 2022, we have repurchased approximately 6.67 million shares at an aggregate cost of approximately $810.9 million (approximately $122 per share) pursuant to the program.

Provision for Asset Impairment:

Our financial statements for the three and twelve-month periods ended December 31, 2022, include a pre-tax provision for asset impairment of $57.6 million, which is included in other operating expenses on the accompanying consolidated statements of income, to write-down the asset value of Desert Springs Hospital Medical Center, a 282-bed acute care hospital located in Las Vegas, Nevada. In early 2023, as a result of various competitive pressures and operational challenges experienced in the market, which had a significant unfavorable impact on the hospital’s results of operations during the past year, as well as physical plant constraints and limitations resulting from the advanced age of the facility (which opened in 1971), we announced plans to discontinue all inpatient operations by March of 2023. During the next two years, we plan to continue providing emergency department services within a portion of the existing facility while we construct a new free-standing emergency department on the hospital's campus. The provision for asset impairment reduced the asset values of the facility's real estate and equipment to their estimated fair values.

2023 Operating Results Forecast:

Reflected below is our 2023 guidance range for consolidated net revenues, earnings before interest, taxes, depreciation & amortization, and the impacts of other income/expense and net income attributable to noncontrolling interests (“Adjusted EBITDA net of NCI”), adjusted net income attributable to UHS per diluted share (“Adjusted EPS-diluted”) and capital expenditures.

Adjusted EPS-diluted and Adjusted EBITDA net of NCI, are non-GAAP financial measures and should be examined in connection with net income determined in accordance with GAAP as presented in the consolidated financial statements and notes thereto in this report or in our filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2022. Please see the Supplemental Non-GAAP Disclosures - 2023 Operating Results Forecast schedule as included herein for additional information and a reconciliation to the financial forecasts as computed in accordance with GAAP.

For the Year Ended

December 31, 2023

	Low	High
Net revenues	$14.044 billion	$14.314 billion
Adjusted EBITDA net of NCI	$1.662 billion	$1.753 billion
Adjusted EPS-diluted	$9.50 per share	$10.50 per share
Capital expenditures	$725 million	$875 million

Our 2023 guidance contains a number of assumptions including, but not limited to, the following:

•
The 2023 forecasted amounts exclude the impact of future items, if applicable, that are nonrecurring or non-operational in nature including items such as pre-tax unrealized gains/losses resulting from changes in the market value of shares of certain equity securities, and other potential material items including, but not limited to, reserves for various matters including settlements, legal judgments and lawsuits, potential impacts of non-ordinary course acquisitions, divestitures, joint ventures or other strategic transactions, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, impairment of long-lived and intangible assets, other amounts that may be reflected in the current financial statements that relate to prior periods, and the impact of share repurchases that differ from our forecasted assumptions. It is also subject to certain conditions including those as set forth below in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures.
•
Our net revenues are estimated to be approximately $14.044 billion to $14.314 billion representing an increase of approximately 4.8% to 6.8% over our 2022 net revenues of approximately $13.399 billion.
•
Our Adjusted EBITDA net of NCI is estimated to be approximately $1.662 billion to $1.753 billion, as compared to our 2022 Adjusted EBITDA net of NCI of $1.662 billion.
•
Our projected interest expense during 2023 is estimated to increase by approximately $71 million, or 56%, over the interest expense incurred during 2022. The increase is due primarily to increases in our projected average cost of borrowings, and aggregate average borrowings outstanding, pursuant to our revolving credit and tranche A term loan facilities.

•
Our Adjusted EPS-diluted range is estimated to be $9.50 per diluted share to $10.50 per diluted share, as compared to our adjusted net income attributable to UHS of $9.88 per diluted share for the year ended December 31, 2022, as calculated on the attached Supplemental Schedule.

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on February 28, 2023. A live webcast of the call will be available on our website at www.uhs.com. To participate via telephone, please register in advance by accessing this link.

Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. A replay of the call will be available for one full year following the live call.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

One of the nation’s largest and most respected providers of hospital and healthcare services, Universal Health Services, Inc. has built an impressive record of achievement and performance. Growing steadily since our inception into an esteemed Fortune 500 corporation, our annual revenues during 2022 were approximately $13.4 billion. UHS ranked #297 on the Fortune 500; and #391 on Forbes’ list of America’s Largest Public Companies. UHS was again recognized as one of the World’s Most Admired Companies by Fortune.

Our operating philosophy is as effective today as it was upon the Company’s founding in 1979, enabling us to provide compassionate care to our patients and their loved ones. Our strategy includes building or acquiring high quality hospitals in rapidly growing markets, investing in the people and equipment needed to allow each facility to thrive, and becoming the leading healthcare provider in each community we serve.

Headquartered in King of Prussia, PA, UHS has approximately 93,800 employees and, through its subsidiaries, operates 28 inpatient acute care hospitals, 331 inpatient behavioral health facilities, 39 outpatient facilities and ambulatory care access points, an insurance offering, a physician network and various related services located in 39 states, Washington, D.C., the United Kingdom and Puerto Rico. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information visit www.uhs.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to the anticipated impact of COVID-19 on our operations and financial results, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2022), may cause the results to differ materially from those anticipated in the forward-looking statements. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Many of the factors that could affect our future results are beyond our control or ability to predict, including the impact of the COVID-19 pandemic. The impact of the COVID-19 pandemic, which began during the second half of March, 2020, has had a material effect on our operations and financial results since that time. The length and extent of the disruptions caused by the COVID‑19 pandemic are currently unknown; however, we expect such disruptions to continue into the future. Since the future volumes and severity of COVID-19 patients remain highly uncertain and subject to change, including potential increases in future COVID-19 patient volumes caused by new variants of the virus, as well as related pressures on staffing and wage rates, we are not able to fully quantify the impact that these factors will have on our future financial results. However, future developments related to the COVID-19 pandemic could continue to materially affect our financial performance.

The nationwide shortage of nurses and other clinical staff and support personnel has been a significant operating issue facing us and other healthcare providers. Like others in the healthcare industry, we continue to experience a shortage of nurses and other clinical staff and support personnel at our acute care and behavioral health care hospitals in many geographic areas. In some areas, the labor scarcity is putting a strain on our resources and staff, which has required us to utilize higher‑cost temporary labor and pay premiums above standard compensation for essential workers. This staffing shortage has required us to hire expensive temporary personnel and/or enhance wages and benefits to recruit and retain nurses and other clinical staff and support personnel. At certain facilities, particularly within our behavioral health care segment, we have been unable to fill all vacant positions and, consequently, have been required to limit patient volumes. These factors, which had a material unfavorable impact on our results of operations during 2022, could continue to have an unfavorable material impact on our results of operations for the foreseeable future.

In addition, the increase in interest rates has substantially increased our borrowings costs and reduced our ability to access the capital markets on favorable terms. Additional increases in interest rates could have a significant unfavorable impact on our future results of operations and the resulting effect on the capital markets could adversely affect our ability to carry out our strategy.

We believe that adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share, EBITDA net of NCI and Adjusted EBITDA net of NCI, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect of material items impacting our net income attributable to UHS, such as, changes in the market value of shares of certain equity securities and other potential material items that are nonrecurring or non-operational in nature including, but not limited to, impairments of goodwill and long-lived and intangible assets, reserves for various matters including settlements, legal judgments and lawsuits, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income attributable to UHS, as determined in accordance with GAAP, and as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2022. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Twelve months
	ended December 31,		ended December 31,
	2022	2021	2022	2021
Net revenues	$3,446,980	3,275,251	$13,399,370	12,642,117

Operating charges:
Salaries, wages and benefits	1,701,083	1,621,788	6,762,256	6,163,944
Other operating expenses	919,673	802,279	3,445,733	3,035,869
Supplies expense	381,936	374,157	1,474,339	1,427,134
Depreciation and amortization	148,353	133,363	581,861	533,213
Lease and rental expense	34,551	30,015	131,626	118,863
	3,185,596	2,961,602	12,395,815	11,279,023

Income from operations	261,384	313,649	1,003,555	1,363,094
Interest expense, net	43,887	19,217	126,889	83,672
Other (income) expense, net	(4,838)	(12,316)	10,406	(13,891)
Income before income taxes	222,335	306,748	866,260	1,293,313
Provision for income taxes	51,966	72,837	209,278	305,681
Net income	170,369	233,911	656,982	987,632
Less: Net income (loss) attributable to noncontrolling interests ("NCI")	(4,451)	(5,213)	(18,627)	(3,958)
Net income attributable to UHS	$174,820	$239,124	$675,609	$991,590

Basic earnings per share attributable to UHS (a)	$2.45	$3.03	$9.23	$11.99

Diluted earnings per share attributable to UHS (a)	$2.43	$3.00	$9.14	$11.82

Universal Health Services, Inc.
Footnotes to Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Twelve months
	ended December 31,		ended December 31,
	2022	2021	2022	2021
(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$174,820	$239,124	$675,609	$991,590
Less: Net income attributable to unvested restricted share grants	(156)	(450)	(748)	(2,059)
Net income attributable to UHS - basic and diluted	$174,664	$238,674	$674,861	$989,531

Weighted average number of common shares - basic	71,165	78,808	73,118	82,519

Basic earnings per share attributable to UHS:	$2.45	$3.03	$9.23	$11.99

Weighted average number of common shares	71,165	78,808	73,118	82,519
Add: Other share equivalents	627	867	714	1,173
Weighted average number of common shares and equiv. - diluted	71,792	79,675	73,832	83,692

Diluted earnings per share attributable to UHS:	$2.43	$3.00	$9.14	$11.82

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Three Months ended December 31, 2022 and 2021
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Three months ended	% Net	Three months ended	% Net
	December 31, 2022	revenues	December 31, 2021	revenues
Net income attributable to UHS	$174,820		$239,124
Depreciation and amortization	148,353		133,363
Interest expense, net	43,887		19,217
Provision for income taxes	51,966		72,837
EBITDA net of NCI	$419,026	12.2%	$464,541	14.2%

Other (income) expense, net	(4,838)		(12,316)
Provision for asset impairment	57,550		-
Adjusted EBITDA net of NCI	$471,738	13.7%	$452,225	13.8%

Net revenues	$3,446,980		$3,275,251

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended		Three months ended
	December 31, 2022		December 31, 2021
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$174,820	$2.43	$239,124	$3.00
Plus/minus after-tax adjustments:
Unrealized (gain) loss on equity securities	(1,778)	(0.02)	(4,119)	(0.05)
Provision for asset impairment	44,055	0.61	-	-
Impact of ASU 2016-09	-	-	99	-
Subtotal adjustments	42,277	0.59	(4,020)	(0.05)
Adjusted net income attributable to UHS	$217,097	$3.02	$235,104	$2.95

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Twelve Months ended December 31, 2022 and 2021
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Twelve months ended	% Net	Twelve months ended	% Net
	December 31, 2022	revenues	December 31, 2021	revenues
Net income attributable to UHS	$675,609		$991,590
Depreciation and amortization	581,861		533,213
Interest expense, net	126,889		83,672
Provision for income taxes	209,278		305,681
EBITDA net of NCI	$1,593,637	11.9%	$1,914,156	15.1%

Other (income) expense, net	10,406		(13,891)
Provision for asset impairment	57,550		-	0
Adjusted EBITDA net of NCI	$1,661,593	12.4%	$1,900,265	15.0%

Net revenues	$13,399,370		$12,642,117

Calculation of Adjusted Net Income Attributable to UHS

	Twelve months ended		Twelve months ended
	December 31, 2022		December 31, 2021
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$675,609	$9.14	$991,590	$11.82
Plus/minus after-tax adjustments:
Unrealized (gain) loss on equity securities	10,580	0.14	(10,374)	(0.12)
Provision for asset impairment	44,055	0.60	-	-
Debt extinguishment costs	-	-	12,884	0.15
Impact of ASU 2016-09	-	-	(2,423)	(0.03)
Subtotal adjustments	54,635	0.74	87	-
Adjusted net income attributable to UHS	$730,244	$9.88	$991,677	$11.82

Universal Health Services, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$102,818	$115,301
Accounts receivable, net	2,017,722	1,746,635
Supplies	218,517	206,839
Other current assets	198,283	194,781
Total current assets	2,537,340	2,263,556

Property and equipment	11,085,852	10,770,702
Less: accumulated depreciation	(5,167,394)	(4,896,427)
	5,918,458	5,874,275
Other assets:
Goodwill	3,909,456	3,962,624
Deferred income taxes	68,397	45,707
Right of use assets-operating leases	454,650	367,477
Deferred charges	6,264	6,525
Other	599,623	573,379
Total Assets	$13,494,188	$13,093,543

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt	$81,447	$48,409
Accounts payable and other liabilities	1,760,588	1,860,496
Operating lease liabilities	67,776	64,484
Federal and state taxes	4,608	10,720
Total current liabilities	1,914,419	1,984,109

Other noncurrent liabilities	487,669	464,759
Operating lease liabilities noncurrent	395,522	304,624
Long-term debt	4,726,533	4,141,879

Redeemable noncontrolling interest	4,695	5,119

UHS common stockholders' equity	5,920,582	6,089,664
Noncontrolling interest	44,768	103,389
Total equity	5,965,350	6,193,053

Total Liabilities and Stockholders' Equity	$13,494,188	$13,093,543

Universal Health Services, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Twelve months
	ended December 31,
	2022	2021
Cash Flows from Operating Activities:
Net income	$656,982	$987,632
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	581,861	533,213
Loss (gain) on sale of assets and businesses	584	(5,170)
Costs related to extinguishment of debt	0	16,831
Stock-based compensation expense	85,378	73,686
Provision for asset impairment	57,550	14,391
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(258,338)	(8,873)
Accrued interest	1,835	4,950
Accrued and deferred income taxes	(29,510)	(54,030)
Other working capital accounts	(146,692)	46,526
Medicare accelerated payments and deferred CARES Act and other grants	2,391	(698,762)
Other assets and deferred charges	19,918	(39,337)
Other	(8,676)	(82,075)
Accrued insurance expense, net of commercial premiums paid	174,723	186,215
Payments made in settlement of self-insurance claims	(141,983)	(91,502)
Net cash provided by operating activities	996,023	883,695
Cash Flows from Investing Activities:
Property and equipment additions	(734,001)	(855,659)
Proceeds received from sales of assets and businesses	12,001	25,425
Acquisition of businesses and property	(20,309)	(105,415)
Inflows from foreign exchange contracts that hedge our net U.K. investment	94,913	1,357
Decrease in capital reserves of commercial insurance subsidiary	100	100
Costs incurred for purchase of information technology applications, net of refunds	0	19,726
Net cash used in investing activities	(647,296)	(914,466)
Cash Flows from Financing Activities:
Repayments of long-term debt	(89,367)	(3,037,868)
Additional borrowings	705,321	3,254,974
Financing costs	(3,164)	(18,770)
Repurchase of common shares	(832,918)	(1,220,875)
Dividends paid	(58,449)	(65,896)
Issuance of common stock	14,068	13,372
Profit distributions to noncontrolling interests	(5,391)	(7,080)
Purchase (sale) of ownership interests by (from) minority member	(48,500)	13,193
Net cash used in financing activities	(318,400)	(1,068,950)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(8,424)	(499)
Increase (decrease) in cash, cash equivalents and restricted cash	21,903	(1,100,220)
Cash, cash equivalents and restricted cash, beginning of period	178,934	1,279,154
Cash, cash equivalents and restricted cash, end of period	$200,837	$178,934
Supplemental Disclosures of Cash Flow Information:
Interest paid	$120,136	$75,607
Income taxes paid, net of refunds	$250,759	$362,978
Noncash purchases of property and equipment	$72,064	$167,234

Universal Health Services, Inc.
Supplemental Statistical Information
(unaudited)

			% Change	% Change
Same Facility:			3 Months ended	Twelve Months ended
			12/31/2022	12/31/2022
Acute Care Services
Revenues			2.6%	4.1%
Adjusted Admissions			5.5%	3.1%
Adjusted Patient Days			1.6%	0.9%
Revenue Per Adjusted Admission			-3.8%	-0.3%
Revenue Per Adjusted Patient Day			-0.2%	1.9%

Behavioral Health Care Services
Revenues			4.3%	4.2%
Adjusted Admissions			0.7%	0.7%
Adjusted Patient Days			2.0%	1.2%
Revenue Per Adjusted Admission			3.4%	4.0%
Revenue Per Adjusted Patient Day			2.2%	3.5%

UHS Consolidated	Fourth quarter ended		Twelve months ended
	12/31/2022	12/31/2021	12/31/2022	12/31/2021
Revenues	$3,446,980	$3,275,251	$13,399,370	$12,642,117
EBITDA net of NCI	$419,026	$464,541	$1,593,637	$1,914,156
EBITDA Margin net of NCI	12.2%	14.2%	11.9%	15.1%
Adjusted EBITDA net of NCI	$471,738	$452,225	$1,661,593	$1,900,265
Adjusted EBITDA Margin net of NCI	13.7%	13.8%	12.4%	15.0%

Cash Flow From Operations	$297,304	$322,020	$996,023	$883,695
Days Sales Outstanding	54	49	55	50
Capital Expenditures	$164,446	$189,634	$734,001	$855,659

Debt			$4,807,980	$4,190,288
UHS' Shareholders Equity			$5,920,582	$6,089,664
Debt / Total Capitalization			44.8%	40.8%
Debt / EBITDA net of NCI (1)			3.02	2.19
Debt / Adjusted EBITDA net of NCI (1)			2.89	2.21
Debt / Cash From Operations (1)			4.83	4.74

(1) Latest 4 quarters.

Universal Health Services, Inc.

Acute Care Hospital Services

For the Three and Twelve Months ended

December 31, 2022 and 2021

(in thousands)

Same Facility Basis - Acute Care Hospital Services

	Three months ended		Three months ended		Twelve months ended		Twelve months ended
	December 31, 2022		December 31, 2021		December 31, 2022		December 31, 2021
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,862,515	100.0%	$1,815,364	100.0%	$7,281,739	100.0%	$6,998,257	100.0%
Operating charges:
Salaries, wages and benefits	816,516	43.8%	810,580	44.7%	3,221,550	44.2%	2,964,934	42.4%
Other operating expenses	480,121	25.8%	444,753	24.5%	1,860,791	25.6%	1,661,418	23.7%
Supplies expense	320,978	17.2%	322,020	17.7%	1,224,070	16.8%	1,224,499	17.5%
Depreciation and amortization	91,848	4.9%	82,801	4.6%	361,354	5.0%	329,755	4.7%
Lease and rental expense	22,845	1.2%	19,725	1.1%	76,649	1.1%	75,391	1.1%
Subtotal-operating expenses	1,732,308	93.0%	1,679,879	92.5%	6,744,414	92.6%	6,255,997	89.4%
Income from operations	130,207	7.0%	135,485	7.5%	537,325	7.4%	742,260	10.6%
Interest expense, net	(241)	(0.0)%	257	0.0%	1,109	0.0%	1,006	0.0%
Other (income) expense, net	687	0.0%	131	0.0%	1,493	0.0%	567	0.0%
Income before income taxes	$129,761	7.0%	$135,097	7.4%	$534,723	7.3%	$740,687	10.6%

All Acute Care Hospital Services

	Three months ended		Three months ended		Twelve months ended		Twelve months ended
	December 31, 2022		December 31, 2021		December 31, 2022		December 31, 2021
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,939,239	100.0%	$1,837,254	100.0%	$7,646,749	100.0%	$7,108,254	100.0%
Operating charges:
Salaries, wages and benefits	834,647	43.0%	811,080	44.1%	3,332,535	43.6%	2,968,140	41.8%
Other operating expenses	596,152	30.7%	466,768	25.4%	2,146,196	28.1%	1,772,312	24.9%
Supplies expense	329,129	17.0%	322,010	17.5%	1,264,688	16.5%	1,224,664	17.2%
Depreciation and amortization	97,557	5.0%	83,046	4.5%	383,115	5.0%	331,508	4.7%
Lease and rental expense	23,330	1.2%	19,715	1.1%	86,654	1.1%	75,391	1.1%
Subtotal-operating expenses	1,880,815	97.0%	1,702,619	92.7%	7,213,188	94.3%	6,372,015	89.6%
Income from operations	58,424	3.0%	134,635	7.3%	433,561	5.7%	736,239	10.4%
Interest expense, net	(241)	(0.0)%	257	0.0%	1,109	0.0%	1,006	0.0%
Other (income) expense, net	1,982	0.1%	131	0.0%	2,788	0.0%	567	0.0%
Income before income taxes	$56,683	2.9%	$134,247	7.3%	$429,664	5.6%	$734,666	10.3%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Acute Care Hospital Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2022.

The All Acute Care Hospital Services table summarizes the results of operations for all our acute care operations during the periods presented. These amounts include: (i) our acute care results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.

Behavioral Health Care Services

For the Three and Twelve Months ended

December 31, 2022 and 2021

(in thousands)

Same Facility - Behavioral Health Care Services

	Three months ended		Three months ended		Twelve months ended		Twelve months ended
	December 31, 2022		December 31, 2021		December 31, 2022		December 31, 2021
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,446,835	100.0%	$1,387,252	100.0%	$5,595,179	100.0%	$5,371,512	100.0%
Operating charges:
Salaries, wages and benefits	787,332	54.4%	738,503	53.2%	3,075,718	55.0%	2,863,708	53.3%
Other operating expenses	260,220	18.0%	261,506	18.9%	1,071,443	19.1%	1,036,089	19.3%
Supplies expense	53,160	3.7%	51,914	3.7%	210,136	3.8%	202,816	3.8%
Depreciation and amortization	46,507	3.2%	46,426	3.3%	180,958	3.2%	183,843	3.4%
Lease and rental expense	10,631	0.7%	9,439	0.7%	42,657	0.8%	40,438	0.8%
Subtotal-operating expenses	1,157,850	80.0%	1,107,788	79.9%	4,580,912	81.9%	4,326,894	80.6%
Income from operations	288,985	20.0%	279,464	20.1%	1,014,267	18.1%	1,044,618	19.4%
Interest expense, net	992	0.1%	991	0.1%	3,749	0.1%	3,312	0.1%
Other (income) expense, net	(4,921)	(0.3)%	(339)	(0.0)%	(6,343)	(0.1)%	96	0.0%
Income before income taxes	$292,914	20.2%	$278,812	20.1%	$1,016,861	18.2%	$1,041,210	19.4%

All Behavioral Health Care Services

	Three months ended		Three months ended		Twelve months ended		Twelve months ended
	December 31, 2022		December 31, 2021		December 31, 2022		December 31, 2021
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,494,543	100.0%	$1,428,517	100.0%	$5,729,758	100.0%	$5,503,644	100.0%
Operating charges:
Salaries, wages and benefits	796,455	53.3%	748,293	52.4%	3,107,216	54.2%	2,893,028	52.6%
Other operating expenses	302,908	20.3%	298,099	20.9%	1,201,563	21.0%	1,145,879	20.8%
Supplies expense	53,471	3.6%	52,567	3.7%	211,786	3.7%	204,840	3.7%
Depreciation and amortization	47,752	3.2%	46,891	3.3%	186,555	3.3%	187,761	3.4%
Lease and rental expense	11,065	0.7%	9,914	0.7%	43,868	0.8%	41,703	0.8%
Subtotal-operating expenses	1,211,651	81.1%	1,155,764	80.9%	4,750,988	82.9%	4,473,211	81.3%
Income from operations	282,892	18.9%	272,753	19.1%	978,770	17.1%	1,030,433	18.7%
Interest expense, net	1,217	0.1%	1,216	0.1%	5,323	0.1%	4,780	0.1%
Other (income) expense, net	(4,921)	(0.3)%	(339)	(0.0)%	(6,843)	(0.1)%	96	0.0%
Income before income taxes	$286,596	19.2%	$271,876	19.0%	$980,290	17.1%	$1,025,557	18.6%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments, lawsuits and reserves established in connection with the government's investigation of our behavioral health care facilities, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Behavioral Health Care Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and in the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2022.

The All Behavioral Health Care Services table summarizes the results of operations for all our behavioral health care facilities during the periods presented. These amounts include: (i) our behavioral health results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months as well as the results of certain facilities that were closed or restructured during the past year.

Universal Health Services, Inc.
Selected Hospital Statistics
For the Three Months Ended
December 31, 2022 and 2021

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	12/31/22	12/31/21	% change	12/31/22	12/31/21	% change

Hospitals owned and leased	28	27	3.7%	331	335	-1.2%
Average licensed beds	6,987	6,654	5.0%	24,228	24,154	0.3%
Average available beds	6,815	6,482	5.1%	24,128	24,054	0.3%
Patient days	401,363	397,498	1.0%	1,560,526	1,526,510	2.2%
Average daily census	4,362.6	4,320.6	1.0%	16,962.2	16,592.5	2.2%
Occupancy-licensed beds	62.4%	64.9%	-3.8%	70.0%	68.7%	1.9%
Occupancy-available beds	64.0%	66.7%	-4.0%	70.3%	69.0%	1.9%
Admissions	81,314	77,352	5.1%	112,272	111,132	1.0%
Length of stay	4.9	5.1	-3.9%	13.9	13.7	1.2%

Inpatient revenue	$10,182,914	$9,242,661	10.2%	$2,536,091	$2,455,659	3.3%
Outpatient revenue	6,452,816	5,352,067	20.6%	257,601	257,479	0.0%
Total patient revenue	16,635,730	14,594,728	14.0%	2,793,692	2,713,138	3.0%
Other revenue	203,952	174,909	16.6%	82,734	79,961	3.5%
Gross hospital revenue	16,839,682	14,769,637	14.0%	2,876,426	2,793,099	3.0%
Total deductions	14,900,443	12,932,383	15.2%	1,381,883	1,364,582	1.3%
Net hospital revenue	$1,939,239	$1,837,254	5.6%	$1,494,543	$1,428,517	4.6%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	12/31/22	12/31/21	% change	12/31/22	12/31/21	% change

Hospitals owned and leased	27	27	0.0%	327	327	0.0%
Average licensed beds	6,829	6,654	2.6%	23,770	23,710	0.3%
Average available beds	6,657	6,482	2.7%	23,670	23,610	0.3%
Patient days	396,566	397,498	-0.2%	1,540,365	1,507,742	2.2%
Average daily census	4,310.5	4,320.6	-0.2%	16,743.1	16,388.5	2.2%
Occupancy-licensed beds	63.1%	64.9%	-2.8%	70.4%	69.1%	1.9%
Occupancy-available beds	64.8%	66.7%	-2.9%	70.7%	69.4%	1.9%
Admissions	80,105	77,352	3.6%	110,378	109,380	0.9%
Length of stay	5.0	5.1	-3.7%	14.0	13.8	1.2%

Universal Health Services, Inc.
Selected Hospital Statistics
For the Twelve Months Ended
December 31, 2022 and 2021

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	12/31/22	12/31/21	% change	12/31/22	12/31/21	% change

Hospitals owned and leased	28	27	3.7%	331	335	-1.2%
Average licensed beds	6,923	6,566	5.4%	24,259	24,132	0.5%
Average available beds	6,751	6,394	5.6%	24,159	24,030	0.5%
Patient days	1,569,611	1,568,639	0.1%	6,230,124	6,162,780	1.1%
Average daily census	4,300.3	4,297.6	0.1%	17,068.8	16,884.3	1.1%
Occupancy-licensed beds	62.1%	65.5%	-5.1%	70.4%	70.0%	0.6%
Occupancy-available beds	63.7%	67.2%	-5.2%	70.7%	70.3%	0.6%
Admissions	311,537	305,296	2.0%	459,245	457,006	0.5%
Length of stay	5.0	5.1	-1.9%	13.6	13.5	0.6%

Inpatient revenue	$40,004,670	$36,522,155	9.5%	$10,116,566	$9,927,401	1.9%
Outpatient revenue	24,813,718	20,633,921	20.3%	1,031,370	1,013,547	1.8%
Total patient revenue	64,818,388	57,156,076	13.4%	11,147,936	10,940,948	1.9%
Other revenue	806,587	659,136	22.4%	292,018	269,435	8.4%
Gross hospital revenue	65,624,975	57,815,212	13.5%	11,439,954	11,210,383	2.0%
Total deductions	57,978,226	50,706,958	14.3%	5,710,196	5,706,739	0.1%
Net hospital revenue	$7,646,749	$7,108,254	7.6%	$5,729,758	$5,503,644	4.1%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	12/31/22	12/31/21	% change	12/31/22	12/31/21	% change

Hospitals owned and leased	27	27	0.0%	327	327	0.0%
Average licensed beds	6,760	6,566	3.0%	23,835	23,749	0.4%
Average available beds	6,588	6,394	3.0%	23,735	23,647	0.4%
Patient days	1,546,067	1,568,639	-1.4%	6,164,887	6,091,704	1.2%
Average daily census	4,235.8	4,297.6	-1.4%	16,890.1	16,689.6	1.2%
Occupancy-licensed beds	62.7%	65.5%	-4.3%	70.9%	70.3%	0.8%
Occupancy-available beds	64.3%	67.2%	-4.3%	71.2%	70.6%	0.8%
Admissions	307,462	305,296	0.7%	452,772	449,670	0.7%
Length of stay	5.0	5.1	-2.1%	13.6	13.5	0.5%

Universal Health Services, Inc.
Supplemental Non-GAAP Disclosures
2023 Operating Results Forecast
(in thousands, except per share amounts)

	Forecast For The Year Ending December 31, 2023
		% Net		% Net
	Low	revenues	High	revenues
Net revenues	$14,044,000		$14,314,000

Adjusted net income attributable to UHS (a)	$664,317		$733,766
Depreciation and amortization	594,393		594,393
Interest expense	197,960		197,960
Other (income) expense, net	(3,256)		(3,256)
Provision for income taxes	208,636		230,447
Adjusted EBITDA net of NCI (b)	$1,662,050	11.8%	$1,753,310	12.2%

Adjusted net income attributable to UHS, per diluted share (a)	$9.50		$10.50

Shares used in computing diluted earnings per share	69,847		69,847

(a) Adjusted net income attributable to UHS/per diluted share are non-GAAP financial measures. The 2023 forecasted amounts exclude the impact of future items, if applicable, that are nonrecurring or non-operational in nature including items such as pre-tax unrealized gains/losses resulting from changes in the market value of shares of certain equity securities, and other potential material items including, but not limited to, reserves for various matters including settlements, legal judgments and lawsuits, potential impacts of non-ordinary course acquisitions, divestitures, joint ventures or other strategic transactions, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, impairment of long-lived and intangible assets, other amounts that may be reflected in the current financial statements that relate to prior periods, and the impact of share repurchases that differ from our forecasted assumptions. It is also subject to certain conditions including those as set forth in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures.

(b) Adjusted EBITDA net of NCI is a non-GAAP financial measure. To obtain a complete understanding of our financial performance, Adjusted EBITDA net of NCI should be examined in connection with net income determined in accordance with GAAP as presented in the consolidated financial statements and notes thereto in this report or in our filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2022.